EXHIBIT 23. 5

CONSENT OF HAAS PETROLEUM ENGINEERING SERVICES, INC.

We hereby consent to the references to us under the captions “Risk Factors —Risks Relating to the Combined Company After the Merger,”  “Business and Properties —Resaca’s Proved Reserves,”  “The Merger —Background of the Merger” and “Experts” in this Amendment No. 3 to Registration Statement No. 333-162652 of Resaca Exploitation, Inc.

HAAS PETROLEUM ENGINEERING SERVICES, INC.

F-0002950-Dallas, Texas

By:	/s/ Robert W. Haas
Robert W. Haas, P.E.

March 4, 2010